UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 25, 2008
W HOLDING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Puerto Rico	000-27377	66-0573197
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

19 West McKinley Street, Mayaguez, Puerto Rico		00680
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (787) 834-8000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Rule 425, Rule 14a-12 and Instruction 2 to Rule 14d-2(b)(2)

Explanatory Note
This Amendment No. 1 to the Form 8-K originally filed by W Holding Company, Inc. with the Securities and Exchange Commission on February 29, 2008 (the “Form 8-K”) is being filed in order to correct a typographical error with respect to the end of the term for which Mr. Gonzalez was appointed as a director. No other changes have been made to the Form 8-K, which is being restated in its entirety for convenience of reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 25, 2008, the Board of Directors of W Holding Company, Inc., the financial holding company of Westernbank Puerto Rico (the “Company”), appointed Enrique Gonzalez, CPA as a director of the Company for a three-year term ending in 2010, effective immediately.
Mr. Gonzalez, age 64, is a Partner at Gonzalez & Roig, a certified public accounting firm. As a practicing accountant, the Board recognizes that Mr. Gonzalez has provided, and likely will continue to provide, accounting services to certain customers of Westernbank Puerto Rico. Among other clients, Mr. Gonzalez also provides services on behalf of two members of the Board of Directors. In light of Mr. Gonzalez’s profession, the Board of Directors determined that Mr. Gonzalez will be recused from matters relating to his clients which are also clients of the Company.
Mr. Gonzalez will serve on all the standing committees of the Board of Directors of the Company. Mr. Gonzalez has been also appointed as the audit committee financial expert, as that term is defined in Item 401(h) of Regulation S-K, replacing Mr. Cesar Ruiz, who has served at the position since March 21, 2003. As a non-employee director who will serve on three or more Board committees Mr. Gonzalez will receive an annual retainer of $42,000 in 2008, payable in 12 monthly installments of $3,500. In addition, as the Audit Committee Financial Expert, Mr. Gonzalez will receive fees amounting to $6,000, or $500 per Audit Committee meeting.
There was no arrangement or understanding between Mr. Gonzalez and any other person pursuant to which he was selected as a director, and there are and have been no transactions, either since the beginning of the Company’s last fiscal year or that are currently proposed, regarding Mr. Gonzalez that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01. Other Events.
As referred to in the Company’s February 5, 2008 press release, the Company has reached an agreement with regulatory authorities as to various corrective actions related to the Bank’s operations. This includes a review of management, procedures as to loan review, addressing timely charge-offs of classified loans, reduction and collection of classified loans as well as nonaccrual and delinquent loans, and regulatory compliance. Accordingly, the Board has formed a Special Regulatory Compliance Committee consisting of independent directors.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W HOLDING COMPANY, INC. (Registrant)
/s/ Jose Armando Ramirez
Jose Armando Ramirez
Chief Financial Officer

Date: March 3, 2008